UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 2, 2012

UNIVERSAL ELECTRONICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Sandpointe Avenue, 8th Floor

Santa Ana, California 92707

(Address of principal executive offices, with Zip Code)

(714) 918-9500

(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2012, Universal Electronics Inc. (the “Company”) and U.S. Bank National Association, entered into an Amended and Restated Credit Agreement (“Amended Credit Agreement”). Under the Amended Credit Agreement, the existing revolving credit line (“Credit Line”) was increased from $20.0 million to $55.0 million and the expiration date was extended from November 1, 2012 to November 1, 2014. At closing, there were outstanding borrowings of $6.8 million (inclusive of the previous term loan as further described below) and no outstanding letters of credit under the Amended Credit Agreement.

The Credit Line may be used for working capital and other general corporate purposes including acquisitions, share repurchases and capital expenditures. In addition, the Amended Credit Agreement requires that the Credit Line be used to pay off the remaining outstanding balance of the Company’s existing term loan with U.S. Bank National Association. At closing, the balance of the term loan was $4.8 million.

Under the Amended Credit Agreement, the Company may elect to pay interest on the Credit Line based on LIBOR plus an applicable margin (varying from 1.25% to 1.75%) or base rate (based on the prime rate of U.S. Bank National Association or as otherwise specified in the Amended Credit Agreement) plus an applicable margin (varying from -0.25% to +0.25%). The applicable margins are calculated quarterly and vary based on the Company’s leverage ratio as set forth in the Amended Credit Agreement. There are no commitment fees or unused line fees under the Amended Credit Agreement.

The Company may voluntarily prepay outstanding loans under the Credit Line, in whole or in part, at any time, subject to customary administrative provisions.

All obligations under the Credit Line are secured by substantially all of the U.S. personal property and tangible and intangible assets of the Company as well as 65% of the Company’s ownership interest in Enson Assets Limited, the Company’s wholly-owned subsidiary which controls the Company’s manufacturing factories in the People’s Republic of China.

The Amended Credit Agreement includes financial covenants requiring a minimum fixed charge coverage ratio, a maximum leverage ratio and minimum liquidity levels. In addition, the Amended Credit Agreement also contains other customary affirmative and negative covenants and events of default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: October 9, 2012	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)